EXHIBIT 16.1

HHC

11020 71st Avenue, Apt. #633
Forest Hills, NY 11375
Tel: 614-260-8772
Email: inform@hhccpa.net

December 31, 2013

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of CD International Enterprises Inc. (the “Company”) Form 8-K dated December 27, 2013, and are in agreement with the statements relating only to HHC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/S/ HHC